Exhibit 10.7(v)
Option Agreement
This option agreement (“Agreement”) is effective as of January 7, 2007 (the “Date of Grant”), by and between Erez Golan (“Optionee”) and Topspin Medical, Inc. (the “Corporation”).
Under the Topspin Medical Inc. 2003 Israeli Stock Option Plan (“Plan”) (a copy of which is attached hereto as Exhibit A), the Corporation hereby grants to the Optionee options to purchase such number of shares of Common Stock of the Corporation par value US$0.001 each as set forth below (“Options”) pursuant and subject to the terms and provisions set forth in the Plan and as provided herein.
All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Plan.
Notwithstanding any other provision of this Agreement or the Plan, it is hereby clarified that the grant of Option pursuant to this Agreement is conditioned upon the approval of the Tel Aviv Stock Exchange of the registration to trade of the shares of common stock of the Corporation into which the Options are exercisable (the “Shares”), and the provisions of this Agreement and the Grant of Stock to the Optionee will be entered into force and effect only after the Corporation provides Optionee with written notice that the Tel Aviv Stock Exchange approved the registration to trade of the Shares. If such approval will not be obtained until 60 days after the Date of Grant this Agreement shall become null and void, and Optionee shall have no claim against the Corporation, its affiliates or any of their directors, officers and shareholders with respect to the Options or the underlying Shares.
1.	Terms and Conditions of Options

Number of Options:	2,400,000
Each Option shall be exercisable for one (1) share of
Common Stock of the Corporation par value US$0.001
each.

Exercise Price:	$0.1503 per share.

Type of Options:	☐ Approved 102 Options:
☑ Capital Gain Options (CGO);
☐ Ordinary Income Options (OIO)
☐ Unapproved 102 Options
☐ 3(9) Options

Vesting Schedule:	All Options shall vest if and to the extent Optionee is
an employee of TopSpin Medical (Israel) Ltd.

(“TopSpin”) at the time of vesting. The Options shall vest in accordance with the following schedule:

1.	600,000 Options shall vest upon receipt by the Corporation of the CE Mark approval
("CE Approval") for its IVMRI catheter system for the cardiology field
("Product"), if and to the extent the CE Approval with respect to such Product is granted by December 31, 2006 or up to 3 months thereafter (i.e. March 31, 2007).

2.	960,000 Options shall vest upon receipt by the Corporation of the FDA market approval or market clearance ("FDA Approval") to its Product, if and to the extent the FDA Approval with respect to such Product is granted by June 30, 2007 or up to 4.5 months thereafter (i.e. November 15, 2007).

3.	840,000 Options shall vest upon the occurrence of the earlier of: (i) receiving a term sheet for investment in TopSpin Urology Ltd., the Corporation's fully owned subsidiary (the "Subsidiary") or in any other entity that holds or will hold the intellectual property or rights in applications and/or implementation of the Corporation's intellectual property rights and business in the urology field ("Urology Business") including raising funds by the
Corporation for the purpose of developing the Urology Business by November 30, 2007, in the gross amount of not less than US$1,000,000 and from investors which shall not include the grant of funds from the Israeli
Office of the Chief Scientist; (ii) the sale, transfer, grant of license or any other disposition of all or substantially all of the Urology Business or signing a term sheet or any agreement in connection therewith by
November 30, 2007; or (iii) resolution in good faith by the Board of Directors of Corporation to internally fund the Urology Business instead of pursuing reasonably available outside funding per the terms above by November 30, 2007.
2.	Exercise of Options
The exercise of the Options shall be by delivery by the Optionee to the Corporation at its principle executive office of a written notice of exercise in the form attached hereto as Exhibit B, specifying inter alia the number of shares of Stock to be purchased and accompanied by the payment of the Exercise Price.

Options may be exercised only to purchase whole shares of Stock (the “Shares”), and in no case may a fraction of a Share be purchased. If any fractional Share would be deliverable upon exercise, such fraction shall be rounded up one-half or less, or otherwise rounded down, to the nearest whole number.
The Corporation shall not be obligated to issue any Shares upon the exercise of an Option if such issuance, in the opinion of the Corporation, might constitute a violation by the Corporation of any provision of law.
3.	Other Provisions
3.1	All other terms and conditions, including terms and conditions of expiration and termination of the Options, voting rights and adjustments, which are set forth in the Plan, shall apply to the Options, provided however that in case of any contradiction between the terms of the Options specified herein and the Plan, the terms specified herein shall prevail. Notwithstanding anything to the contrary in the Plan, and subject to Section 7.5(i) of the Plan, vested Options shall be exercisable for a period of 1 year following the termination of all of the Corporation’s or any of its subsidiaries’ engagements and relationship with the Optionee (whether as an employee, consultant, director or otherwise).
Notwithstanding any other provision of this Agreement or the Plan, it is hereby clarified the issuance of the Options and the Shares, their holding and transfer, are subject to the provisions of any applicable law, including, without limitation, the lock up periods imposed pursuant the provisions of the Securities Law, 1968.
3.2	Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Agreement subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Agreement, the provisions of Sections 102 and 3(9) of the Israeli Income Tax Ordinance [New Version] 1961 as amended and all rules, regulations and orders promulgated thereunder and the tax route applicable to the Options granted to him/her.

3.3	Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or the Committee upon any question arising under the Plan or this Agreement. Optionee further agrees to notify the Corporation upon any change in the residence address indicated below.

3.4	Optionee hereby acknowledges and confirms that he agrees to be bound by all terms and conditions of the trust agreements by and among the Corporation, TopSpin Medical (Israel) Ltd. and the Trustee, copies of which are attached hereto as Exhibit C.
3.5	The Optionee shall regard the information in this Agreement and its exhibits attached hereto as confidential information and the Optionee shall not reveal their contents to anyone except when required by law or for the purpose of gaining legal or tax advice.

3.6	Subject to the provisions of the Plan, to which this Agreement is subject, this Agreement, together with the exhibits hereto, constitute the entire agreement between the Optionee and the Corporation with respect to Options granted hereunder, and supersedes all prior agreements, understandings and arrangements, oral or written, between the Optionee and the Corporation with respect to the subject matter hereof.

3.7	The Options provided for herein are granted pursuant to the Plan and said Options and this Agreement are in all respects governed by the Plan and subject to all of the terms and provisions of the Plan. Any interpretation of this Agreement will be made in accordance with the Plan. In the event there is any contradiction between the provisions of this Agreement and the Plan, the provisions of the Plan will prevail.

3.8	The Plan and this Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereof.

3.9	All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered mail or delivered by email or facsimile with written confirmation of receipt to the Optionee and/or to the Corporation at the addresses shown below, or at such other place as the Corporation may designate by written notice to the Optionee.
IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

/s/ Erez Golan	/s/ Michael Berman /s/ Eyal Kolka
Optionee	Topspin Medical, Inc.
By: Michael Berman, Eyal Kolka

Address:

Exhibit A
The Plan

Exhibit B
Notice of Exercise
Exercise of Option The undersigned (the “Optionee”) hereby elects to exercise Optionee’s Option to purchase                     shares of Common Stock par value US$ 0.001 each of TopSpin Medical, Inc. (hereinafter the “Corporation” and the “Exercised Shares”) pursuant to the Topspin Medical, Inc. 2003 Israeli Stock Option Plan (the “Plan”) and the Option Agreement dated                                         , (the “Option Agreement”).
All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Plan.
Delivery of Payment – Optionee herewith delivers to the Corporation the full Exercise Price for the Exercised Shares, as set forth in the Option Agreement.
Representations of Optionee — Optionee acknowledges that Optionee has received, read and understood the Plan, the Option Agreement and the trust agreements by and among the Corporation, TopSpin Medical (Israel) Ltd. and the Trustee and agrees to abide by and be bound by their terms and conditions. The Optionee further represents that in exercising the Option, the Optionee hereby confirms and acknowledges that (i) the Exercised Shares are being acquired solely for the account of the undersigned and not as a nominee for any other party, or for investment, and not with a view to, or intention of, or otherwise for resale in connection with, any distribution; (ii) neither the offer or sale of the Exercised Shares, nor the Exercised Shares themselves, have been registered under the Securities Act of 1933, as amended, (the “Act”), or registered or qualified under the applicable securities laws of any state or other jurisdiction, and that the Exercised Shares are being sold to the Optionee by reason of and in reliance upon a specific exemption from the registration provisions of the Act, and exemptions from registration or qualification provisions of such applicable state or other jurisdiction securities laws which depend upon, among other things, the bona fide nature of the investment intent as expressed herein and the truth and accuracy of the representations and warranties of the Optionee set forth herein; and (iii) that the Optionee will not offer, sell or otherwise dispose of the Exercised Shares except under circumstances that will not result in a violation of the Act or any state securities laws and that the certificates representing the Exercised Shares may bear a legend noting such restrictions.
Tax Consequences – Any tax consequences and/or future payment and/or costs arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Corporation and/or its Affiliates and the Trustee or the Optionee), hereunder, shall be borne solely by the Optionee. The Corporation and/or its Affiliates, and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including the withholding of taxes at source. Furthermore, the Optionee shall agree to indemnify the Corporation and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liabilities for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.
Submitted on                                          by
OPTIONEE

Signature

Print Name
Address:

Exhibit C
Trust Agreements